Exhibit 99.1

Hongli Clean Energy Technologies Corp. Plans to Lease Syngas Production Facility from Leading SOE

PINGDINGSHAN, China, August 12, 2015 /GlobeNewswire/ -- Hongli Clean Energy Technologies Corp. (NASDAQ: CETC) (“Hongli” or the “Company”), a vertically integrated producer of clean energy products located in Henan Province, today announced that it has agreed in principle to lease a facility for syngas production (the “Facility”) for 10 years for an annual payment of RMB10.1 million (approximately US$1.6 million) from Zhengzhou Coal Industry (Group) Co., Ltd. (“ZMJT”), a large-scale state-owned coal and electric energy company. The Company intends to use cash generated from operations and/or bank loans to meet the lease payment requirement. The Company is also in early discussions with ZMJT for potential joint venture arrangements in the future that would allow the Company to further integrate along the “coal – coking – syngas production – chemical industry” value chain.

Located in Linying County, Henan Province, the Facility is currently owned and operated by Yingqing Chemical Industry Co., Ltd., a subsidiary of ZMJT, and is expected to provide the Company with additional production capacity of: 1) 100,000 cubic meters per hour (m3/h) of syngas; 2) 12,000 m3/h of hydrogen; 3) 16,000 metric tons per year (MT/y) of carbon dioxide; 4) 12,000 MT/y of ammonium bicarbonate; 5) 100,000 MT/y of methanol; 6) 180,000 MT/y of ammonia; and 7) 24,000 MT/y of formaldehyde, as well as 8) 12,000 kwh of electricity generated from waste heat.

Mr. Jianhua Lv, Chairman and Chief Executive Officer of Hongli, commented, “We are thrilled to have the opportunity to cooperate and collaborate with a leading state owned enterprise of ZMJT’s scale and caliber. We view this as just the beginning of a mutually beneficial relationship between the two parties, and we expect broader cooperation between two parties, such as the formation of a potential joint venture to explore a domestic exchange listing. We believe this cooperation will help our efforts to transform Hongli from a traditional coal and coke company into a leader in the gasification and clean energy industry.”

Mr. Lv continued, “The Facility, located just approximately 78 kilometers from the Company’s coking facility, will also allow us to consume up to 75% of our coke output internally, significantly reducing the margin squeeze on our coke products by steel manufacturers who have been struggling due to industry-wide supply-demand imbalance and plunging steel prices in recent years. The expansion plans for our syngas facilities in Shilong District, Pingdingshan City have been delayed because the current gas pipeline network extends only 10 kilometers from our existing syngas facilities. The Yingqing Facility, with its ability to liquefy and compress syngas for ease of storage and transportation, will allow us to break this geographical barrier, paving the way for a replicable business model for future growth.”

The Company and ZMJT are currently negotiating the definitive agreement for the lease, and the Company makes no promises on whether and when such a definitive agreement will be reached. Moreover, the project will be under the supervision of the local Linying County government, and require satisfaction of customary closing conditions. The Company will provide timely updates on progress.

About Zhengzhou Coal Industry (Group) Co., Ltd.

Established in 1958 as a PRC State-owned enterprise in Henan Province, Zhengzhou Coal Industry (Group) Co., Ltd. (“ZMJT”) is a large-scale state-owned enterprise with businesses in a wide range of industries including coal, electricity, building materials, chemicals, logistics, rail transportation, machinery manufacturing, construction and others. With total assets of over RMB 23.8 billion and total employees of over 54,000, ZMJT is one of the top 500 enterprises in China and a major producer of coal and related products in Henan Province. For more information, please visit its official website at http://www.zmjt.cn.

About Hongli Clean Energy Technologies Corp.

Previously known as SinoCoking Coal and Coke Chemical Industries, Inc., Hongli Clean Energy Technologies Corp. (“Hongli” or the “Company”) is a Florida corporation and an emerging producer of clean energy products located in Pingdingshan City, Henan Province, China. The Company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. The Company has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. The Company also produces and supplies thermal coal to its customers in central China. The Company currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

For additional information on the Company, please go to http://www.scokchina.com or refer to the company's periodic reports filed with the Securities and Exchange Commission (http://www.scokchina.com/sec-filings.html). Investors wishing to receive the Company's corporate communications as they become available may go to the company's Investor Relations site (http://www.scokchina.com/corporate-overview.html) and register under Email Alerts.

Also, investors may submit questions directly to Mr. Lv and his staff to receive non-confidential information about the company's operations and products at the company's "Ask Management" blog (http://www.scokchina.com/ask-management.html).

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Company Contact:

Song Lv, CFO
Phone: + 86-375-2882-999
Email: lvsong@sinocoking.net
Website: http://www.scokchina.com/

Investor Relations Contact:

Tina Xiao
Weitian Group LLC
Phone: +1-917-609-0333
Email: tina.xiao@weitian-ir.com